UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 22, 2012

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528

(Address of principal executive offices, including zip code)

(914) 630-7431

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02	UNREGISTERED SALES OF SECURITIES

On October 22, 2012, MGT Capital Investments, Inc. (the “Company”) entered into a subscription agreement in the form attached hereto as Exhibit 10.1 (the “Agreement”) with the investors signatory thereto (the “Investors”). Pursuant to the Agreement, the Investors agreed to purchase 1,380,362 units, at $3.26 per unit, each unit consisting of one share of 6% Series A Cumulative Convertible Preferred Stock having such terms and conditions as set forth in the Certificate of Designations attached hereto as Exhibit 10.2 (the “Preferred Shares”) convertible into one share of common stock of the Company (the “Common Stock”) and a five-year warrant in the form attached hereto as Exhibit 10.3 (the “Warrant”) to purchase up to such number of shares of Common Stock as shall be equal to 200% of the number of shares of Common Stock the Preferred Shares are convertible into that such Investor purchased in the offering at a per share exercise price of $3.85. The Company has agreed to register all shares of Common Stock underlying the Preferred Shares and the Warrant under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the registration right agreement attached hereto as Exhibit 10.4 (the “Registration Rights Agreement”). On October 26, 2012, the transaction was approval by the NYSE MKT.

Each Preferred Share is convertible at the option of the holder into one share of Common Stock, subject to a 9.99% beneficial ownership ceiling for each Investor’s ownership of Common Stock at any one time. The conversion rate of the Preferred Shares is subject to adjustment in the case of combination or subdivision of stock or in the event of the granting of any stock appreciation rights, phantom stock rights or other rights with equity features. The Preferred Shares have such other preferences, rights and limitations as are set forth in the Certificate of Designations appended hereto. The Certificate of Designation for the Preferred Shares was filed with the Secretary of State of the State of Delaware on October 26, 2012.

The shares of Preferred Stock and the Warrants described in this Item 1.01 and Item 3.02 were all offered and sold to “accredited investors”, as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

The description of the Agreement, the Preferred Shares, the Warrant and the Registration Rights Agreement contained in this Item 1.01 and Item 3.02 is a summary and is qualified in its entirety by reference to the copies that are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, which are each incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

On October 22, 2012, the Company issued a press release announcing the entry into the Agreements described above, which is attached hereto as Exhibit 99.1.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Form of Subscription Agreement
10.2	Form of Certificate of Designations
10.3	Form of Warrant
10.4	Form of Registration Rights Agreement
99.1	Text of press release issued by the Company on October 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 26, 2012

MGT Capital Investments, Inc.

By:	/s/ Robert B. Ladd
Name:	Robert B. Ladd
Title:	President and Chief Executive Officer